Supplement dated January 17, 2007
To PROSPECTUS SUPPLEMENT dated December 28, 2006
(To Prospectus dated November 13, 2006)

$624,554,370 (Approximate)
LEHMAN MORTGAGE TRUST
Mortgage Pass-Through Certificates, Series 2006-9

Lehman Brothers Holdings Inc.	Aurora Loan Services LLC
Sponsor and Seller	Master Servicer
Lehman Mortgage Trust 2006-9	Structured Asset Securities Corporation
Issuing Entity	Depositor

Notwithstanding anything to the contrary in the attached Prospectus Supplement dated December 28, 2006 (the ‘‘Prospectus Supplement’’), the Record Date and Accrual Period of the Class 1-A16 and Class 1-A17 Certificates as described on page S-3 will be changed to the following:

Class	Record Date(1)	Delay / Accrual Period(2)
1-A16	CM	24 Day
1-A17	CM	24 Day
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(1)	CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2)	24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date.

All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined in this supplement have the meanings given to them in the Prospectus Supplement.

Underwriter:

LEHMAN BROTHERS

January 17, 2007